BIOHAVEN ANNOUNCES PRELIMINARY 2Q2021 NET PRODUCT REVENUE FOR NURTEC ODT

- NURTEC® ODT achieved preliminary net product revenue of approximately $XX.X million for the second quarter of 2021

- Launch to date net product revenue for NURTEC ODT is approximately $XXX.X million, with over X00,000 prescriptions filled since launch in March 2020

NEW HAVEN, Conn., July [8], 2021/PRNewswire/ --- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN; the “Company” or “Biohaven”), a biopharmaceutical company with a portfolio of innovative, late-stage product candidates, today announced preliminary net product revenue of NURTEC ODT (rimegepant) for the second quarter of 2021.

Based on preliminary unaudited financial information, the Company reported $XX.X million in net product revenue from sales of NURTEC ODT in the second quarter of 2021. Total prescriptions of NURTEC ODT from product launch to date (as of June 30, 2021) were over
X00,000, with over X0,000 unique prescribers.

The foregoing information reflects the Company’s estimate with respect to net product revenue for NURTEC ODT based on currently available information which is preliminary and unaudited, is not a comprehensive statement of the Company’s financial results and is subject to completion of the Company’s financial closing procedures. The Company’s final results that will be issued upon completion of its closing procedures may vary from these preliminary estimates.

Vlad Coric, M.D., Chief Executive Officer of Biohaven commented, “[Despite the typical first quarter insurance dynamics associated with new year prior authorizations/deductibles and the winter surge of COVID-19 affecting prescription volumes, NURTEC ODT continues to grow quarter over quarter in both prescription volume and net revenue. Our commercial team continues to build strong momentum for the brand as we also receive positive feedback from patients and physicians regarding the important role that NURTEC ODT is playing in the acute treatment of migraine. The impressive market growth of NURTEC ODT reflects the significant unmet need that exists for patients suffering from the debilitating effects of acute migraine, our strong commercial and managed markets team, and the differentiated product label compared to competitors. We’re proud of our commercial and R&D team members who remain dedicated to delivering this important medication to patients and we look forward to improved market dynamics as COVID-19 subsides with the increasing rollout of multiple vaccines.]”
BJ Jones, Chief Commercial Officer, added, “[NURTEC ODT continues to demonstrate strong prescription growth and increases in quarterly net revenue. We are beginning to see in-market dynamics improve as the vaccines roll out and look forward to continued market growth for this important new acute treatment of migraine.]”
Rimegepant is marketed as NURTEC ODT, and is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in an orally disintegrating tablet (ODT) designed for rapid onset of action and sustained efficacy for 48 hours. Rimegepant was approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine in February 2020, with commercial launch commencing the second week of March 2020, and for the preventive treatment of migraine in May 2021.

About Biohaven

Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's neuroinnovation portfolio includes FDA-approved NURTEC ODT (rimegepant) for the acute treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder, Alzheimer's disease, and spinocerebellar ataxia; and myeloperoxidase (MPO) inhibition for multiple system atrophy and amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company's management. All statements, other than statements of historical facts, included in this press release regarding the Company's business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the preliminary nature of net product revenues for NURTEC ODT, commercialization and sales of NURTEC ODT and the potential approval and commercialization of other product candidates, the effect of the ongoing COVID-19 pandemic on Biohaven, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, including the need for any REMS or Advisory Committee meetings, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. The use of certain words, including "believe", "continue", "may", "on track", "expects" and "will" and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NURTEC ODT
NURTEC® ODT (rimegepant) is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in a quick-dissolve ODT formulation that is approved by the U.S.

Food and Drug Administration (FDA) for the acute treatment of migraine with or without aura and the preventive treatment of episodic migraine in adults. The activity of the neuropeptide CGRP is thought to play a causal role in migraine pathophysiology. NURTEC ODT is a CGRP receptor antagonist that works by reversibly blocking CGRP receptors, thereby inhibiting the biologic activity of the CGRP neuropeptide. The recommended dose of NURTEC ODT is 75 mg, taken as needed, up to once daily to treat or every other day to help prevent migraine attacks. For more information about NURTEC ODT, visit www.nurtec.com. The most common adverse reaction was nausea and abdominal pain/indigestion. Avoid concomitant administration of NURTEC ODT with strong inhibitors of CYP3A4, strong or moderate inducers of CYP3A or inhibitors of P-gp or BCRP. Avoid another dose of NURTEC ODT within 48 hours when it is administered with moderate inhibitors of CYP3A4.

Indication
NURTEC ODT orally disintegrating tablets is a prescription medicine that is used to treat migraine in adults. It is for the acute treatment of migraine attacks with or without aura and the preventive treatment of episodic migraine. It is not known if NURTEC ODT is safe and effective in children.

Important Safety Information

Do not take NURTEC ODT if you are allergic to NURTEC ODT (rimegepant) or any of its ingredients.

Before you take NURTEC ODT, tell your healthcare provider (HCP) about all your medical conditions, including if you:

◦have liver problems,
◦have kidney problems,
◦are pregnant or plan to become pregnant,
◦breastfeeding or plan to breastfeed.

Tell your HCP about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

NURTEC ODT may cause serious side effects including allergic reactions, including trouble breathing and rash. This can happen days after you take NURTEC ODT. Call your HCP or get emergency help right away if you have swelling of the face, mouth, tongue, or throat or trouble breathing. This occurred in less than 1% of patients treated with NURTEC ODT.

The most common side effects of NURTEC ODT were nausea (2.7%) and stomach pain/indigestion (2.4%). These are not the only possible side effects of NURTEC ODT. Tell your HCP if you have any side effects.

You are encouraged to report side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088 or report side effects to Biohaven at 1-833-4Nurtec.

Please click here for full Prescribing information and Patient Information.

NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.

Neuroinnovation is a trademark of Biohaven Pharmaceutical Holding Company Ltd.

Biohaven Contact
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502